Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-70468 of Innovative Solutions and Support, Inc. on Form S-8 of our report dated December 10, 2003, appearing in the Annual Report on Form 10-K of Innovative Solutions and Support, Inc. for the year ended September 30, 2003.

/s/  DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

December 29, 2003